SCHEDULE 14A INFORMATION
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                                  Scios Inc.
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                                Johnson & Johnson
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                                                    Filed by Johnson & Johnson
                                                       Pursuant to Rule 14a-12
                                        of the Securities Exchange Act of 1934

                                                   Subject Company: Scios Inc.
                                                  Commission File No.: 0-11749

     The following is the text of a joint press release issued by Scios Inc. and Johnson & Johnson on February 10, 2003:

Johnson & Johnson
Press Contacts:     Jeffrey Leebaw      Marc Monseau
                    (732) 524-3350      (732) 524-1130
Home                (732) 821-6007      (609) 924-7207

Johnson & Johnson
Investor Contacts:  Helen E. Short      Stan Panasewicz       Lesley Fishman
                    (732) 524-6491      (732) 524-2524        (732) 524-3922

Scios Inc.
Press Contact:      Suzanne Beveridge   Investor Relations:   Suzanne Beveridge
                    (408) 616-2947      (408) 616-2947
                    Jim Weiss
                    (415) 260-1274

FOR IMMEDIATE RELEASE

                    Johnson & Johnson to Acquire Scios Inc.
               Cash for Stock Transaction Valued at $2.4 Billion

     New Brunswick, NJ and Sunnyvale, CA -- (February 10, 2003) - Johnson & Johnson (NYSE: JNJ), the world's most comprehensive and broadly based manufacturer of health care products, and Scios Inc. (NASDAQ:SCIO), a biopharmaceutical company with a marketed product for cardiovascular disease and research projects focused on auto-immune diseases, today announced they have signed a definitive agreement under which Johnson & Johnson will acquire Scios in a cash for stock exchange.

     Under the terms of the agreement, Scios shareholders will receive $45.00 for each outstanding Scios share. The value of the transaction as of the anticipated closing date is expected to be approximately $2.4 billion, net of cash, based on Scios' approximately 59.8 million fully diluted shares outstanding.

     The boards of directors of Johnson & Johnson and Scios have given their approval to the transaction, which is subject to clearance under the Hart-Scott-Rodino Anti-Trust Improvements Act. This transaction is also subject to the approval of the shareholders of Scios and other customary closing conditions.

     Scios is a biopharmaceutical company developing novel treatments for cardiovascular and inflammatory disease. The Company's disease-based technology platform integrates expertise in protein biology with computational and medicinal chemistry to identify novel targets and rationally design small molecule compounds for large markets with unmet medical needs. Scios' product NATRECOR(R)is the first novel agent approved for congestive heart failure
(CHF) in more than a decade. NATRECOR(R) is a recombinant form of a naturally occurring protein secreted by the heart as part of the body's response to CHF. The drug has several significant advantages over existing therapies for CHF, the single most common cause of hospitalization in the United States for patients over 65.

     The principal focus of Scios' research and development program is small molecule inhibitors, and includes several potential new treatments for pain and inflammatory diseases, including an advanced p-38 kinase inhibitor program.

     "Scios strengthens our growing cardiovascular franchise and broadens our pipeline with several potential new chemical entities," said Christine Poon, Worldwide Chairman, Pharmaceuticals Group, Johnson & Johnson. "NATRECOR(R) is a truly unique product for a largely underserved and growing market. Scios also brings an advanced research program on kinase inhibitors, which is an exciting new area of research."

     Richard B. Brewer, President and Chief Executive Officer of Scios, said:
"This is an important strategic transaction for Scios, further strengthening our organization's financial and operational capabilities for the long-term and achieving for our shareholders an immediate premium cash return on their investment. Becoming part of Johnson & Johnson is ideal for Scios both culturally and scientifically. We share common values and vision. Johnson & Johnson's financial and management resources will enable us to realize the full potential of NATRECOR(R) and to bring significant new products to market."

                                    -more-

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     The transaction is expected to close in the second quarter of 2003. This transaction is expected to have a $.05 dilutive impact in 2003 and 2004. In addition, an estimated one-time charge of approximately $700 million for in-process research and development will have an EPS impact (earnings per share) of $.23.

     In January, Bob Darretta, Chief Financial Officer of Johnson & Johnson, provided guidance that he endorsed the 2003 First Call Consensus estimate of $2.62. Mr. Darretta has indicated that the Company expects to fund the dilution associated with this transaction and recommends that 2003 full year EPS estimates remain the same (excluding one-time charges).

     Johnson & Johnson, with approximately 108,300 employees, is the world's most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical, and medical device and diagnostic markets. Johnson & Johnson has 198 operating companies in 54 countries around the world, selling products in more than 175 countries.


Note to Investors

Johnson & Johnson and Scios will conduct a conference call with financial analysts to discuss this news release today at 9:15 AM, Eastern Standard Time. A simultaneous webcast of the conference call for interested investors and others may be accessed by visiting the Website homepage of Johnson & Johnson or Scios and clicking on the webcast icon or by clicking on Calendar of Events in the Investor Relations section of the Web site. A replay will be available approximately two hours after the live webcast and can be accessed by clicking on "Webcast Archives" in the Investor Relations section.


Scios Forward-Looking Statement

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We generally identify such forward-looking statements using words like "estimate," "believe," "intend," "expect," "may," "should," "plan," "project," "contemplate," "anticipate" or similar statements. Statements that are not historical facts are forward-looking statements based on current assumptions that involve risks and uncertainties. These risks and uncertainties may include the sales penetration and success of Natrecor, the success of clinical trials of Natrecor and our pipeline products, including SCIO-469 and inhibitors to TGF-beta, our ability to partner the development and commercialization of our pipeline products and Natrecor (outside the U.S. and Europe) with third parties on favorable terms, or at all, as well as other risks detailed from time to time in the reports filed by Scios with the SEC, including the Company's quarterly reports and annual report on Form 10-K. Actual results, performance or achievements of Scios may differ significantly from those described in these forward-looking statements. Scios disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.

Johnson & Johnson Forward-Looking Statement:

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99(b) of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001. Copies of this Form 10-K are available online at www.sec.gov or on request from the Company. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

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